                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM 8-KA
                                Amendment No. 1


                Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report:                November 8, 1995




                            HEALTHSOUTH Corporation
                   ------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




         Delaware                       1-10315                 63-0860407
    ------------------                 ---------               ------------
     (State or Other                  (Commission            (I.R.S. Employer
Jurisdiction of Incorporation         File Number)          Identification No.)
      or Organization)



  Two Perimeter Park South
     Birmingham, Alabama                                            35243
----------------------------                                    -------------
   (Address of Principal                                          (Zip Code)
     Executive Offices)



Registrant's Telephone Number,                                  (205) 967-7116
      Including Area Code:

ITEM 5.  OTHER EVENTS

         On October 9, 1995, HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), entered into a Plan and Agreement of Merger with Surgical Care Affiliates, Inc., a Delaware corporation ("SCA"), pursuant to which a wholly-owned subsidiary of the Company will be merged into SCA, with SCA to be the surviving corporation. Under the terms of the Plan and Agreement of Merger, SCA stockholders will be entitled to receive shares of Company Common Stock for each share of SCA Common Stock held by them. The estimated value of the transaction, which will be accounted for as a tax-free pooling of interests, is approximately $1,200,000,000. As a result of the Merger, the Company will acquire 67 existing surgery centers and an additional 10 surgery centers under development or construction. The consummation of the transaction is subject to the approval of the stockholders of SCA and the Company, to the expiration or termination of the waiting period required under Hart-Scott-Rodino Antitrust Improvements Act, and to certain other regulatory approvals. Subject to such approvals, the transaction is expected to close in early 1996, or as soon as practicable after the receipt of such approvals.

         While the above-described transaction has not been consummated, this amendment is being filed by the Company to file certain historical financial statements of SCA and pro forma financial statements of the combined companies, in order that such pro forma financial statements will be publicly available.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Financial Statements of Businesses Acquired.

               The required audited consolidated financial statements of the acquired business, SCA, for the fiscal year ended December 31, 1994, and the unaudited consolidated financial statements for the nine months ended September 30, 1995, listed on the Index to Financial Statements included in this Current Report on Form 8-K/A, Amendment No. 1, are herewith filed.

         (b)   Pro Forma Financial Information.

               The required pro forma financial information listed on the Index to Financial Statements included in this Current Report on Form 8-K/A, Amendment No. 1, is herewith filed.

         (c)   Exhibits

                2. Plan and Agreement of Merger, dated October 9, 1995, among HEALTHSOUTH Corporation, Cats Acquisition Corporation and Surgical Care Affiliates, Inc. filed as Exhibit 2 to the Current Report on Form 8-K filed by Surgical Care Affiliates, Inc. on October 16, 1995, is hereby incorporated herein by reference.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 8, 1995.

                                             HEALTHSOUTH Corporation


                                             By    /s/ ANTHONY J. TANNER
                                             ------------------------------
                                                    Anthony J. Tanner
                                                 Executive Vice President
                                                        and Secretary

                         Index to Financial Statements



                 Surgical Care Affiliates, Inc. and Subsidiaries

         Independent Auditors' Report

         Consolidated  Statements  of Income for the Years  Ended  December  31,
                1994, 1993 and 1992

         Consolidated Balance Sheets at December 31, 1994 and 1993

         Consolidated  Statements  of  Shareholders'  Equity for the Years Ended
                December 31, 1994, 1993 and 1992

         Consolidated  Statements of Cash Flows for the Years Ended December 31,
                1994, 1993 and 1992

         Notes to Consolidated Financial Statements for the Years Ended December
                31, 1994, 1993 and 1992

         Consolidated  Balance  Sheets at  September  30, 1995  (unaudited)  and
                December 31, 1994

         Consolidated  Statements of Income for the Three Months and Nine Months
                Ended September 30, 1995 and 1994 (unaudited)

         Consolidated  Statements  of Cash  Flows  for  the  Nine  Months  Ended
                September 30, 1995 and 1994 (unaudited)

         Notes  to Unaudited Consolidated Financial Statements


               HEALTHSOUTH Corporation and Subsidiaries Pro Forma
                   Condensed Financial Information (unaudited)

         Pro Forma Condensed Combined Balance Sheet at September 30, 1995

         Pro Forma  Condensed  Combined  Income  Statement  for the  Year  Ended
                December 31, 1994

         Pro Forma  Condensed  Combined  Income  Statement  for the  Year  Ended
                December 31, 1993

         Pro Forma  Condensed  Combined  Income  Statement  for the  Year  Ended
                December 31, 1992

         Pro Forma Condensed Combined Income Statement for the Nine Months Ended
                September 30, 1995

         Pro Forma Condensed Combined Income Statement for the Nine Months Ended
                September 30, 1994

         Notes  to Pro Forma Condensed Financial Information

FINANCIAL REPORTS


INDEPENDENT AUDITORS' REPORT
Board of Directors and Shareholders
Surgical Care Affiliates, Inc.
Nashville, Tennessee

         We have audited the accompanying consolidated balance sheets of Surgical Care Affiliates, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Surgical Care Affiliates, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

         As discussed in Notes 1 and 7 to the consolidated financial statements, the Company changed its method of accounting for development and pre-opening costs in 1994.


DELOITTE & TOUCHE LLP

Nashville, Tennessee
February 22, 1995

CONSOLIDATED
STATEMENTS OF INCOME
For the Years Ended December 31, 1994, 1993 and 1992

                                                                1994              1993            1992
-----------------------------------------------------------------------------------------------------------
Net Revenue                                                 $ 236,719,426    $ 197,976,179    $ 161,873,266

Operating Costs:
  Costs of Providing Healthcare Services                      123,378,641      103,824,815       83,870,628
  Depreciation and Amortization                                17,391,605       12,626,397        9,695,104
  Provision for Doubtful Accounts                               3,060,679        1,067,775        1,441,862
  Loss on Disposal of Surgery Centers                          13,197,000         --               --
-----------------------------------------------------------------------------------------------------------
  Totals                                                      157,027,925      117,518,987       95,007,594
-----------------------------------------------------------------------------------------------------------
  Operating Income                                             79,691,501       80,457,192       66,865,672

General, Administrative and Development Expenses                5,463,515        3,880,180        3,803,964
Interest and Other Expenses                                     7,293,533        3,600,067        3,409,960
Interest and Other Income                                      (4,183,722)      (2,513,386)      (3,049,258)
Gain on Sale of MCA Stock                                      (7,726,921)        --               --
-----------------------------------------------------------------------------------------------------------
  Income Before Minority Interests and Income Taxes            78,845,096       75,490,331       62,701,006

Minority Interests in Earnings of Partnerships                (22,420,156)     (22,624,464)     (21,481,467)
-----------------------------------------------------------------------------------------------------------
Income from Continuing Operations Before Income Taxes
  and Cumulative Effect of Change in Accounting Principle      56,424,940       52,865,867       41,219,539
-----------------------------------------------------------------------------------------------------------
Income Tax Provision                                          (25,039,576)     (20,650,172)     (15,663,425)
-----------------------------------------------------------------------------------------------------------
Net Income from Continuing Operations Before
  Cumulative Effect of Change in Accounting Principle          31,385,364       32,215,695       25,556,114

Net Income from Discontinued Operations                          --              4,451,722        3,282,963

Cumulative effect of Change in Accounting Principle,
  net of income tax benefit of $1,403,437                      (2,105,155)        --               --
-----------------------------------------------------------------------------------------------------------
  Net Income                                                $  29,280,209    $  36,667,417    $  28,839,077
===========================================================================================================
Net Income Per Common & Common Equivalent Share
  Continuing Operations Before Cumulative Effect of
  Change in Accounting Principle                            $         .80    $         .85    $         .69
  Discontinued Operations                                        --                    .11              .09
  Cumulative Effect of Change in Accounting Principle                (.05)        --               --
-----------------------------------------------------------------------------------------------------------
                                                            $         .75    $         .96    $         .78
===========================================================================================================
  Weighted Average Number of Common
  & Common Equivalent Shares Outstanding                       38,891,521       38,116,602       37,191,232
===========================================================================================================


The notes to consolidated financial statements are an integral part of these statements.

CONSOLIDATED
BALANCE SHEETS
December 31, 1994 and 1993

                                                                                       1994             1993
----------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
  Cash and Cash Equivalents                                                     $   31,222,963    $   23,877,186
  Temporary Investments                                                               --               5,285,783
  Marketable Securities, at Cost                                                       294,639        13,360,507
  Accounts Receivable, Less Allowance for Doubtful Accounts
     of $4,160,260 in 1994 and $3,214,296 in 1993                                   34,801,079        28,133,055
  Other Receivables                                                                    701,965         5,400,027
  Supplies                                                                           4,562,518         4,193,379
  Prepaid Expenses                                                                     742,911           428,817
  Deferred Income Taxes                                                              9,260,259          --
----------------------------------------------------------------------------------------------------------------
     Total Current Assets                                                           81,586,334        80,678,754
----------------------------------------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT:
  Land and Improvements                                                             31,972,686        29,789,361
  Buildings                                                                         66,289,162        49,477,899
  Equipment, Furniture and Fixtures                                                106,690,800        87,272,417
  Construction in Progress                                                           1,998,495         8,159,358
----------------------------------------------------------------------------------------------------------------
                                                                                   206,951,143       174,699,035
  Less Accumulated Depreciation and Amortization                                   (57,969,075)      (44,604,904)
----------------------------------------------------------------------------------------------------------------
     Net Property and Equipment                                                    148,982,068       130,094,131
----------------------------------------------------------------------------------------------------------------
OTHER ASSETS:
  Excess of Cost Over Fair Value of Net Assets Acquired                            109,149,364        83,196,653
  Deferred Development Costs and Other Assets                                          625,828         6,219,185
----------------------------------------------------------------------------------------------------------------
                                                                                $  340,343,594    $  300,188,723
================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts Payable - Trade                                                      $    5,889,642    $    5,517,412
  Accrued Liabilities                                                               15,658,612         7,609,790
  Accrued Loss on Disposal of Surgery Centers                                        5,629,000          --
  Income Taxes Payable                                                              14,737,873         1,397,293
  Current Portion of Long-Term Obligations                                          10,119,162        10,727,148
  Distributable to Minority Interests                                                4,500,000         4,761,219
----------------------------------------------------------------------------------------------------------------
     Total Current Liabilities                                                      56,534,289        30,012,862
----------------------------------------------------------------------------------------------------------------
LONG-TERM OBLIGATIONS:
  Notes Payable and Other Long-Term Debt                                            42,269,224        52,880,009
  Capital Lease Obligations - Related Parties                                        7,447,761         9,310,591
----------------------------------------------------------------------------------------------------------------
     Total Long-Term Obligations                                                    49,716,985        62,190,600
----------------------------------------------------------------------------------------------------------------
DEFERRED INCOME TAXES                                                                3,845,939         7,971,705

MINORITY INTERESTS                                                                  33,623,872        33,430,298
----------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY:
  Common Stock, Par Value $.25; 100,000,000 Shares Authorized; 39,110,622
     and 38,259,336 issued and 38,638,222 and 38,259,336 outstanding in
     1994 and 1993, respectively                                                     9,777,656         9,564,834
  Treasury Stock at Cost, 472,400 and 0 shares in 1994 and 1993, respectively       (6,114,778)         --
  Additional Paid-In Capital                                                        91,159,880        78,262,327
  Retained Earnings                                                                101,799,751        78,756,097
----------------------------------------------------------------------------------------------------------------
     Total Shareholders' Equity                                                    196,622,509       166,583,258
----------------------------------------------------------------------------------------------------------------
                                                                                $  340,343,594    $  300,188,723
================================================================================================================


The notes to consolidated financial statements are an integral part of these statements.

CONSOLIDATED STATEMENTS OF
SHAREHOLDERS' EQUITY

For the Years Ended December 31, 1994, 1993 and 1992

                                                                                                   Additional
                                                 Common Stock             Treasury Stock            Paid-In
                                             Shares         Amount     Shares        Amount         Capital
-------------------------------------------------------------------------------------------------------------
BALANCE AT
JANUARY 1,1992                            35,656,550     $8,914,138      --            --         $41,872,619
  Issuance of Common Stock                 1,461,223        365,305      --            --          22,407,129
  Tax Benefits of Stock
     Options Exercised                       --             --           --            --           1,502,181
  Dividends Paid ($.147 per share)           --             --           --            --             --
  Net Income                                 --             --           --            --             --
-------------------------------------------------------------------------------------------------------------

BALANCE AT
DECEMBER 31, 1992                         37,117,773      9,279,443      --            --          65,781,929
 Issuance of Common Stock                  1,141,563        285,391                                12,480,398
 Dividends Paid ($.16 per share)             --             --           --            --             --
 Net Income                                  --             --           --            --             --
 Distribution of HealthWise of
    America, Inc. Common Stock               --             --           --            --             --
-------------------------------------------------------------------------------------------------------------

BALANCE AT
DECEMBER 31, 1993                         38,259,336      9,564,834                                78,262,327
  Issuance of Common Stock                   851,286        212,822                                12,897,553
  Treasury Stock Acquired                    --             --           472,400    (6,114,778)       --
  Dividends Paid ($.16 per share)            --             --           --            --             --
  Net Income                                 --             --           --            --             --
-------------------------------------------------------------------------------------------------------------

BALANCE AT
DECEMBER 31, 1994                         39,110,622     $9,777,656      472,400   $(6,114,778)   $91,159,880
=============================================================================================================

                                             Retained
                                             Earnings              Total
---------------------------------------------------------------------------
BALANCE AT
JANUARY 1, 1992                            $ 37,714,774        $ 88,501,531
  Issuance of Common Stock                      --               22,772,434
  Tax Benefits of Stock
     Options Exercised                          --                1,502,181
  Dividends Paid ($.147 per share)           (5,347,452)         (5,347,452)
  Net Income                                 28,839,077          28,839,077
---------------------------------------------------------------------------
BALANCE AT
DECEMBER 31, 1992                            61,206,399         136,267,771
 Issuance of Common Stock                       --               12,765,789
 Dividends Paid ($.16 per share)             (6,033,085)         (6,033,085)
 Net Income                                  36,667,417          36,667,417
 Distribution of HealthWise of
    America, Inc. Common Stock              (13,084,634)        (13,084,634)
---------------------------------------------------------------------------
BALANCE AT
DECEMBER 31, 1993                            78,756,097         166,583,258
  Issuance of Common Stock                      --               13,110,375
  Treasury Stock Acquired                       --               (6,114,778)
  Dividends Paid ($.16 per share)            (6,236,555)         (6,236,555)
  Net Income                                 29,280,209          29,280,209
---------------------------------------------------------------------------
BALANCE AT
DECEMBER 31,1994                           $101,799,751        $196,622,509
===========================================================================


The notes to consolidated financial statements are an integral part of these statements

CONSOLIDATED STATEMENTS
OF CASH FLOWS
For the Years Ended December 31, 1994, 1993 and 1992

                                                                       1994             1993            1992
-----------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities:
  Net Income                                                      $  29,280,209    $  36,667,417    $  28,839,077
  Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
          Net Income from Discontinued Operations                       --            (4,451,722)      (3,282,963)
          Cumulative Effect of Change in Accounting Principle         2,105,155          --               --
          Depreciation and Amortization                              17,391,605       12,626,397        9,695,104
          Provisions for Losses on Accounts Receivable                3,060,679        1,067,775        1,441,862
          Minority Interests in Earnings of Partnerships             22,420,156       22,624,464       21,481,467
          Loss on Disposal of Surgery Centers                        13,197,000          --               --
          Deferred Income Taxes                                     (13,386,025)       5,777,179        2,194,526

Changes in Assets and Liabilities
  Net of Effect of Acquisitions:
     Increase in Accounts Receivable                                 (7,788,110)      (5,069,407)      (7,405,327)
     Decrease (Increase) in Other Receivables                         4,698,222       (4,424,541)          82,736
     Increase in Supplies                                               (33,098)        (445,904)        (510,196)
     (Increase) Decrease in Prepaid Expenses and Other Assets          (282,204)         156,063         (351,275)
     Increase in Deferred Development Costs & Other Assets           (4,269,428)      (2,562,462)        (703,830)
     Increase in Excess of Cost over Fair Value of Net
       Assets Acquired                                               (4,136,343)      (5,211,849)     (12,547,271)
     Increase in Accounts Payable - Trade                               158,337          159,735          818,008
     Increase (Decrease) in Accrued Liabilities                       6,943,302         (671,899)         758,312
     Increase (Decrease) in Income Taxes Payable                     14,730,916        1,397,293       (2,547,583)
-----------------------------------------------------------------------------------------------------------------
          Net Cash Provided by Operating Activities                  84,090,373       57,638,539       37,962,647
-----------------------------------------------------------------------------------------------------------------
Cash Flows From Investing Activities:
     Decrease (Increase) in Temporary Investments                     5,285,783       (3,983,754)      26,771,184
     Decrease (Increase) in Marketable Securities                    13,065,868      (13,360,507)         --
     Capital Expenditures                                           (30,061,584)     (42,171,282)     (21,860,939)
     Acquisitions, less Cash Acquired of $550,213 in 1994,
          $306,124 in 1993, $208,531 in 1992                        (16,568,406)      (6,685,491)     (11,560,035)
-----------------------------------------------------------------------------------------------------------------
          Net Cash Used in Investing Activities                     (28,278,339)     (66,201,034)      (6,649,790)
-----------------------------------------------------------------------------------------------------------------
Cash Flows From Financing Activities:
     Net (Payments) Borrowings Under Line-of-Credit Agreement       (15,102,662)       8,418,324        5,187,649
     Payments on Long-Term Obligations                               (9,485,194)      (6,182,964)     (12,201,505)
     Proceeds from Long-Term Obligations                              8,008,063       24,078,532        4,435,000
     Proceeds from Issuance of Common Stock                           1,381,244        2,691,311        2,458,680
     Acquisition of Common Stock for the Treasury                    (6,114,778)         --               --
     Dividends Paid                                                  (6,236,555)      (6,033,085)      (5,347,452)
     Distributions to Minority Interests                            (20,047,393)     (20,224,061)     (15,373,714)
     (Decrease) Increase in Distributable to Minority Interests        (261,219)          21,391        2,236,856
     (Decrease) Increase in Minority Interests                         (607,763)       4,511,734       (1,502,504)
-----------------------------------------------------------------------------------------------------------------
          Net Cash (Used in) Provided by Financing Activities       (48,466,257)       7,281,182      (20,106,990)
-----------------------------------------------------------------------------------------------------------------
     Net Increase (Decrease) in Cash & Cash Equivalents               7,345,777       (1,281,313)      11,205,867
     Cash & Cash Equivalents at Beginning of Year                    23,877,186       25,158,499       13,952,632
-----------------------------------------------------------------------------------------------------------------
     Cash & Cash Equivalents at End of Year                       $  31,222,963    $  23,877,186    $  25,158,499
=================================================================================================================

The notes to consolidated financial statements are an integral part of these statements.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS
For the Years Ended December 31, 1994, 1993 and 1992

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
THE COMPANY

         Surgical Care Affiliates, Inc. (the "Company") was organized in 1982 to develop, own and operate outpatient health care facilities. Each facility is operated as a general or limited partnership with a subsidiary of the Company being a general partner with a controlling interest or a corporation with the Company being the majority shareholder.

         The Company currently owns interests in 65 surgery centers.

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and majority-owned or controlled partnerships. All significant inter-company accounts and transactions have been eliminated, and minority interests are reflected in consolidation.

NET REVENUE

         Net revenue consists of charges by the Company's centers which generally include all fees for laboratory tests, operating room, supplies, medication and recovery room. Net revenue also includes anesthesia charges from certain of the Company's centers and other miscellaneous operating revenues. Net revenue does not include the charges for the patient's physician as those fees are billed directly by the physician. Net revenue is net of contractual adjustments of $216,275,846 in 1994, $82,021,162 in 1993, and $56,383,247 in
1992.

TEMPORARY INVESTMENTS

         The Company has a cash management program which provides for the investment of excess cash balances in short-term investments which include commercial paper, certificates of deposit and non-equity type investments.
Short-term investments of $5,285,783 in 1993 are stated at cost, which approximates market.

MARKETABLE SECURITIES

         Marketable securities are carried at the lower of aggregate cost or market value. As of December 31,1994, these securities consisted of $294,639 of corporate notes, at cost, which approximates market. As of December 31,1993, these securities consisted of $13,360,507 of common stock, at cost. Unrealized gains at December 31,1993 were $4,436,243.

         The Company adopted the provisions of Financial Accounting Standard No. 115 "Accounting for Certain Investments in Debt and Equity Securities" as of January 1,1994. Accordingly, marketable securities were reported at fair value with unrealized gains/losses being reported as a separate component of shareholders' equity, net of income tax effects at that date. During 1994, the marketable securities were sold and the resulting gain was recognized in the statement of income.

SUPPLIES

         Supplies (principally medical) are stated at the lower of cost (first-in, first-out basis) or market.

PROPERTY AND EQUIPMENT

         Property and equipment obtained through acquisitions are stated at their fair value determined on the dates of acquisition. Property and equipment under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair vaiue of the leased property.

         Depreciation is computed using the straight-line method over the estimated useful lives or the terms of the leases of the related assets. The general range of estimated useful lives is as follows:

    Buildings ................................... 25 to 30 years
    Equipment, Furniture and Fixtures ...........  8 to 10 years

     When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in the statement of income.

EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED

         Excess of cost over fair value of net assets acquired is amortized over 40 years using the straight-line method.

         The Company periodically assesses the recoverability of intangibles and other long-lived assets using undiscounted cash flows anticipated to be received over the estimated life of the related assets.

DEVELOPMENT AND PRE-OPENING COSTS

         As discussed in Note 7, effective at the beginning of fiscal 1994 the Company changed its accounting policy for development and pre-opening costs associated with preparing facilities for operations. Such costs are now expensed as incurred. Prior to the change, such costs were capitalized and amortized over an estimated useful life.

PER SHARE DATA

         Per share data has been computed on the basis of the weighted average number of shares outstanding, including common stock equivalents. Common stock equivalents consist of stock options and warrants. In determining the number of dilutive common stock equivalents, the Company includes average common shares attributable to dilutive stock options and warrants using the treasury stock method. Fully diluted earnings per share is not presented since it approximates earnings per common and common equivalent share.

CASH FLOW REPORTING

         For purposes of the statements of cash flows, the Company considers all certificates of deposits and highly liquid marketable securities with an original maturity of three months or less to be cash equivalents.

ACCOUNTING ESTIMATES

         Accounting estimates are an integral part of the consolidated financial statements prepared by management and are based on management's current judgments. These judgments are based on knowledge and experience about past and current events and on assumptions about future events. During 1993 management determined, based on subsequent experience, that estimates of certain reserves provided in previous years were in excess of amounts actually required which resulted in an increase to net income from continuing operations of approximately $1,900,000 or $.05 per share for the year ending December 31,1993.

MANAGEMENT FEES

         The Company charges the operating centers a management fee based on gross or net revenues of the centers. These fees are to cover administrative, accounting, purchasing, marketing and other support costs incurred by the Company. These management fees are eliminated in the consolidated financial statements except for the share allocated to minority interests.

INCOME TAXES

         In fiscal 1992, income taxes were accounted for in accordance with Financial Accounting Standard No. 96. Effective the first day of fiscal 1993, the Company implemented Statement of Financial Accounting Standard ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS 109, the asset and liability method is used for computing future tax consequences of events which have been recognized in the Company's financial statements or tax returns. Deferred tax expense or benefit is the change during the year in the Company's deferred tax assets and liabilities. The effect of adoption of SFAS 109 in 1993 was not material to the Company's financial statements.

RECLASSIFICATIONS:

         Reclassifications of certain prior year amounts have been made to conform to the 1994 presentation of accounts.

(2) SHAREHOLDERS' EQUITY:

STOCK OPTIONS

         The Company has stock option plans which provide for the issuance of common stock to key employees of the Company. Under the plans, the option price per share for incentive stock options must be equal to or greater than the fair value of the common stock at the date of grant. Options granted under the plans are not exercisable until two years after the date of the grant and become exercisable to the extent of 33% per year thereafter. The options expire five years from the date of the grant.

         A summary of transactions during 1994, 1993 and 1992 under the option plans is as follows:

                                            Number         Option Price
                                           of Shares         Per Share
--------------------------------------------------------------------------
Outstanding at January 1, 1992            1,781,153       $ 1.00 to $37.75
Granted                                     301,500       $21.38 to $40.50
Exercised                                  (577,554)      $ 1.00 to $12.33
Cancelled                                  (197,549)      $ 2.28 to $37.00
--------------------------------------------------------------------------
Outstanding at December 31, 1992          1,307,550       $ 2.28 to $40.50
Granted                                     589,128       $11.70 to $22.05
Exercised                                  (408,125)      $ 2.28 to $18.00
Cancelled                                  (207,500)      $ 5.92 to $37.00
--------------------------------------------------------------------------
Outstanding at December 31, 1993          1,281,053       $ 1.94 to $31.53
Granted                                     397,700       $12.38 to $19.00
Exercised                                  (194,505)      $ 1.94 to $10.50
Cancelled                                   (62,437)      $10.50 to $31.53
--------------------------------------------------------------------------
Outstanding at December 31, 1994          1,421,811       $ 5.04 to $31.50
==========================================================================

At December 31,1994, options for 242,711 shares were exercisable.

WARRANTS

         The Board of Directors has authorized the Company to issue warrants for the purchase of common stock. The warrants expire from 3 to 10 years after issuance and may be exercised at purchase prices not less than the fair market value of the Company's common stock on the date the warrants are issued. Warrants for 229,192 shares of common stock at prices ranging from $2.91 to $38.31 have been issued through December 31, 1994.

         At December 31, 1994, warrants for 59,601 shares were exercisable.

EMPLOYEE STOCK PURCHASE PLAN

         The Company has reserved common stock for the Employee Stock Purchase Plan which allows participating employees to contribute up to 10% of their compensation for the purchase of stock. At the end of each Plan Year, the Company will issue the stock to participating employees at an issue price equal to 85% of the lower of the stock price at the beginning of the Plan Year or the stock price at the end of the Plan Year, as defined. Employee contributions totaling $576,323 were made to the Plan during 1994, which resulted in the issuance in January 1995 of 43,985 shares of stock for the 1994 Plan Year.

COMMON STOCK

         As of December 31,1994, the Company had reserved common shares as follows:

Stock Option Plans                                             1,819,825
Warrants                                                         677,449
Employee Stock Purchase Plan                                     239,586
------------------------------------------------------------------------
Total Reserved Common Shares                                   2,736,860
========================================================================

         During 1993, the limited partners of one of the Company's limited partnerships exchanged one-fourth of their partnership units for 124,444 shares of the Company's common stock under terms set forth in the partnership agreement. At December 31, 1994 and 1993, there were no shares of common stock subject to exchange for partnership units.

         During 1992, certain employees of the Company exercised nonqualified stock options which entitles the Company to a deduction for income tax purposes of the difference between the market price and exercise price at the date of exercise of the option by an employee. The Company recorded $1,502,181 in 1992 of additional paid-in capital to reflect the tax benefit obtained by the Company as a result of the exercise of the options.

(3) LONG-TERM DEBT AND LEASE COMMITMENTS:

NOTES PAYABLE AND OTHER LONG-TERM DEBT

         The Company has unsecured revolving credit loan agreements with two banks which total $36,000,000. The revolving credit loan agreements expire on various dates over the next two years. At December 31,1994 and 1993 the Company had $6,000,OO0 and $21,102,662, respectively, in borrowings outstanding under the loan agreements. The credit facilities bear interest at the Company's choice of (1) the institutions' base rate, as defined by the agreement or (2) the London Interbank Offered Rate (LIBOR).

         The Company and certain of its operating partnerships have notes payable to lending institutions totalling $44,788,466 and $41,123,701 as of December 31,1994 and 1993, respectively. The notes are primarily at variable rates ranging from 5.95% to 11.75% at December 31,1994. At December 31,1994 and 1993, approximately $62,246,000 and $51,721,O00, respectively, of the Company's property and equipment is pledged as security on these notes.

         Certain of the debt agreements require the Company to (a) maintain certain net worth, debt to net worth ratio, debt service coverage ratio, and current ratio requirements, (b) meet certain profitability requirements and (c) limit the payments of cash dividends and the terms of additional borrowings. At December 31, 1994, all such requirements and covenants were met.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

LEASES

         The  Company  leases  its  principal   executive   offices,   operating
facilities and various equipment under both capital and operating leases.

         As of December 31, 1994, $23,863,454 of the Company's property and equipment is under capital lease obligations with related limited partnerships. The related accumulated amortization for these assets is $11,543,295 at December 31, 1994. Interest rates on the capital lease obligations range from 4.20% to 10.35%.

         Substantially all related property and equipment is pledged as security under the noncancelable lease agreements with the limited partnerships.

         Rent expense under the operating leases for the three years ended December 31, 1994, 1993 and 1992, was $5,269,478, $4,382,581 and $3,257,426,
respectively.

         Future minimum payments under capital leases, other long-term debt and noncancelable operating leases are as follows as of December 31, 1994:

                            Capital     Other Long-     Operating
                            Leases       Term Debt       Leases
-----------------------------------------------------------------
Year Ending December 31:
    1995                  $ 2,242,237   $12,148,347   $ 4,472,201
    1996                    3,176,786    16,059,606     4,378,453
    1997                    2,317,545     6,144,607     3,913,502
    1998                      843,562    11,784,890     3,249,362
    1999                      753,645    10,551,337     3,013,853
    Thereafter              2,262,112     5,794,261    18,058,494
-----------------------------------------------------------------
Total Minimum Payments     11,595,887    62,483,048   $37,085,865
Less Amount
  Representing Interest     2,548,206    11,694,582
-----------------------------------------------------------------
Present Value of
  Obligations               9,047,681    50,788,466
Less Current Portion        1,599,920     8,519,242
-----------------------------------------------------------------
Long-Term Obligations     $ 7,447,761   $42,269,224
=================================================================

(4) RELATED PARTY TRANSACTIONS:

         The Company leases certain of its operating facilities and various equipment and land under long-term noncancelable lease arrangements from partnerships, of which the Company is a general partner, and from other related parties. As of December 31, 1994, all $11,595,887 of total minimum lease payments under capital leases are payable to these related parties. In addition $13,677,725 of total minimum payments for operating leases is payable to these related parties. Capital and operating lease payments made to these related parties during the years ended December 31, 1994, 1993 and 1992 were $5,145,967, $5,071,129 and $4,860,528, respectively.

(5) INCOME TAXES:

         The Company adopted SFAS 109, "Accounting for Income Taxes," effective the first day of fiscal 1993. The effect of this change was not material to the Company's financial statements. There was also no material impact to the deferred tax liability resulting from the statutory federal income tax rate increase enacted by the Omnibus Budget Reconciliation Act of 1993.

         The provision for income taxes net of the $1,403,437 benefit from cumulative effect of change in accounting principle consists of the following:

                                            YEAR ENDED DECEMBER 31,
                                      1994          1993            1992
----------------------------------------------------------------------------
Currently payable                 $31,520,464     $14,872,993   $13,468,899
----------------------------------------------------------------------------
Deferred                           (7,884,325)      5,777,179     2,194,526
----------------------------------------------------------------------------
Total                             $23,636,139     $20,650,172   $15,663,425
============================================================================

Deferred tax assets (liabilities) at December 31, 1994 are comprised of the following:

                                               1994             1993
----------------------------------------------------------------------
Financial accruals without
  economic performance                     $ 9,260,259     $   708,911
----------------------------------------------------------------------
Depreciation and amortization               (3,845,939)     (8,680,616)
----------------------------------------------------------------------
Net deferred tax asset (liability)         $ 5,414,320     $(7,971,705)
======================================================================

      A reconciliation of the provision for income taxes on income from continuing operations to the federal statutory rate (35% in 1994 and 1993 and 34% in 1992) is as follows:

                                             YEAR ENDED DECEMBER 31,
                                           1994       1993       1992
---------------------------------------------------------------------
Federal Statutory Rate                      35%        35%        34%
---------------------------------------------------------------------
State Income Taxes, net
  of Federal Tax Benefit                     4%         4%         4%
---------------------------------------------------------------------
Non-Deductible Expenses
  and Other                                  5%         --         --
---------------------------------------------------------------------
Effective Tax Rate                          44%        39%        38%
=====================================================================

(6) ACQUISITIONS:

         During 1994, the Company acquired a majority equity interest in five outpatient surgery centers. The acquisitions were accounted for as purchases, and the accompanying financial statements include the results of the surgical centers' operations from the dates of their respective acquisitions.

         The purchase price allocated to the assets and liabilities acquired was based on their fair value. Allocation of the purchase price for the acquisitions is summarized below:

                                                              1994
----------------------------------------------------------------------
Working Capital                                           $  1,526,385
Property and Equipment                                       6,996,524
Other Assets                                                    64,796
Excess of Cost Over Fair Value
  of Net Assets Acquired                                    22,296,063
Minority Interests                                            (876,808)
Long-Term Debt and Capital Lease Obligations                (3,498,191)
----------------------------------------------------------------------
    Total Purchase Price, Net                             $ 26,508,769
======================================================================

         The total net purchase price of $26,508,769 is comprised of net cash paid of $17,118,619 and issuance of common stock of $9,390,150.

         The unaudited consolidated pro forma results of operations assuming all purchase acquisitions had been consummated as of January 1, 1993, are as follows:

                                                   1994            1993
----------------------------------------------------------------------------
Net Revenue                                    $238,888,356    $ 209,602,064
Net Income                                     $ 29,588,922    $  34,096,206
Earnings Per Common and
  Common Equivalent Share                      $        .76    $         .89

(7) CHANGE IN ACCOUNTING FOR DEVELOPMENT AND PRE-OPENING COSTS:

         Prior to 1994, deferred development costs included costs associated with obtaining certificates of need and costs associated with preparing facilities for operations. Once a facility became operational, the costs of obtaining a certificate of need were amortized on a straight-line basis over the life of the building, if owned, or the term of the building lease. Other pre-opening costs were amortized on a straight-line basis over two years.

         During the year ended December 31, 1994, the Company changed its accounting policy for development and pre-opening costs. As a result of the change, which has been recorded as if it occurred at the beginning of 1994, the Company will expense deferred development and pre-opening costs as incurred rather than continue to capitalize such costs and amortize them over an estimated useful life. Management believes the change is preferable as the new policy will more accurately match the benefits received from opening a new facility with the related costs.

        The change in accounting for deferred development and pre-opening costs did not have a material impact on the Company's net income from continuing operations for the year ended December 31, 1994. The Company's net income was decreased by $2,105,155 ($.05 per share) by the cumulative effect of the change in accounting principle related to years prior to 1994.

(8) LIABILITY INSURANCE:

         The Company carries professional malpractice and general liability insurance for all of its facilities. The policy is carried on a claims made basis. The Company has policies and procedures in place to track and monitor incidents of significance. Additionally, the Company maintains an umbrella liability insurance policy.

(9) SELECTED QUARTERLY DATA (UNAUDITED):

         Summarized quarterly financial data for 1994 and 1993 is shown below.

                        1ST OUARTER    2ND QUARTER    3RD OUARTER   4TH OUARTER
-------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 1994
Net Revenue            $ 52,148,320   $ 58,522,606   $ 59,302,163   $66,746,337
Operating Income       $ 19,125,632   $ 23,393,230   $ 24,074,613   $13,098,026
Net Income:
    Before Cumulative
     Effect of Change
     in Accounting
     Principle         $  8,079,175   $  9,633,105   $ 11,148,068   $ 2,525,016
    Cumulative Effect
     of Change
     Accounting
     Principle         $ (2,105,155)       --             --            --
    Net Income:        $  5,974,020   $  9,633,105   $ 11,148,068   $ 2,525,016
Income Per Share:
    Before Cumulative
     Effect of Change
     in Accounting
     Principle         $        .21   $        .25   $        .29   $       .06
    Cumulative Effect
     of Change
     Accounting
     Principle         $       (.05)       --             --            --
    Net Income:        $        .16   $        .25   $        .29   $       .06

                       1ST OUARTER  2ND OUARTER  3RD OUARTER  4TH OUARTER
-------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 1993
Net Revenue            $45,678,153  $48,644,456  $48,921,974  $54,731,596
Operating Income       $18,305,462  $19,938,564  $20,068,487  $22,144,679
Net Income:
    Continuing
     Operations        $ 7,631,902  $ 7,749,536  $ 8,166,849  $ 8,667,408
    Discontinued
     Operations        $   895,970  $ 1,408,514  $ 1,303,082  $   844,156
    Net Income:        $ 8,527,872  $ 9,158,050  $ 9,469,931  $ 9,511,564
Income Per Share:
    Continuing
     Operations        $       .20  $       .20  $       .22  $       .23
    Discontinued
     Operations        $       .03  $       .04  $       .03  $       .01
    Net Income:        $       .23  $       .24  $       .25  $        24

         The above quarterly financial data for the year ended December 31,1994 has been restated to reflect the cumulative effect of the change in accounting for deferred development and pre-opening costs as of January 1,1994. The effect of this change on net income was not material for the year ended December 31,1994.

(10) FAIR VALUE OF FINANCIAL INSTRUMENTS:

         The following disclosure of estimated fair value of financial instruments as of December 31,1994 is made in accordance with the Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments". The estimates presented are not necessarily indicative of amounts the Company could realize in a current market exchange.

                                              DECEMBER 31, 1994
----------------------------------------------------------------------
                                         CARRYING          ESTIMATED
                                          AMOUNT           FAIR VALUE
----------------------------------------------------------------------
Assets:
  Marketable Securities                $    294,639       $    294,639
Liabilities:
  Notes Payable and
   other Long-Term Debt                $ 50,788,466       $ 50,788,466

                                              DECEMBER 31, 1993
----------------------------------------------------------------------
                                         CARRYING          ESTIMATED
                                          AMOUNT           FAIR VALUE
----------------------------------------------------------------------
Assets:
  Temporary Investments                $  5,285,783       $  5,285,783
  Marketable Securities                $ 13,360,507       $ 17,796,750
Liabilities:
  Notes Payable and
   other Long-Term Debt                $ 62,226,363       $ 62,226,363

Temporary Investments:

         The carrying amounts of the temporary investments are a reasonable estimate of their fair value due to their short-term maturity.

Marketable Securities:

         Fair value of marketable securities was determined based on quoted market prices listed on the New York Stock Exchange.

Notes Payable and Other Long-Term Debt:

         The carrying amounts of the Company's debt instruments approximate fair value due to these instruments being substantially of a variable rate nature.

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS


(11) SUPPLEMENTAL CASH FLOW INFORMATION:

         The Company paid interest on Long-Term Debt Obligations of $5,097,399, $3,923,751 and $3,388,640 for the three years ended December 31, 1994, 1993 and 1992, respectively.

         The Company paid federal and state income taxes of approximately $23,395,000, $15,752,000 and $13,016,000 for the three years ended December 31,
1994, 1993 and 1992, respectively.

(12) LOSS ON DISPOSAL OF SURGERY CENTERS

         During the fourth quarter of 1994, the Company adopted a formal plan to dispose of three surgery centers and certain other properties during fiscal 1995. Accordingly, a charge of $13,197,000 was made to reflect the expected losses resulting from the disposal of these centers. The charge is comprised primarily of losses on the sale of owned facilities and equipment, write-off of intangible and other assets, and accrual of future operating lease obligations and estimated operating losses through the anticipated date of disposal.

         The following are the major components of the restructuring charge:

 Write down of land, buildings
  and equipment ....................................  $ 4,806,000
 Write off of goodwill and other assels ............    2,762,000
 Estimated operating losses through
  anticipated date of disposal......................    1,750,000
 Accrual of future lease commitments
  and other obligations resulting from disposal ....    3,879,000
-----------------------------------------------------------------
                                                      $13,197,000
=================================================================

         Management anticipates the disposal of these operations will be completed by June 30, 1995. An accrual of $5,629,000 is reflected on the December 31, 1994 consolidated balance sheet for the remaining costs to be incurred relative to this disposal.

(13) SPIN-OFF OF HMO SUBSIDIARY

         Effective December 1, 1993, the Company spun off the net assets of its HMO subsidiary, HealthWise of America, Inc. The spin-off was accomplished by a tax-free distribution of one HealthWise common share for every ten shares of the Company's common stock. The distribution is reflected as a charge to retained earnings of the Company for the year ended December 31, 1993. The operating results of HealthWise have been classified as discontinued operations on the accompanying consolidated statements of income. The net assets of the entity at December 31, 1992, have also been reported separately in the consolidated balance sheet.

         Included in other receivables on the accompanying December 31, 1993 balance sheet is approximately $3,700,000 which represents amounts due the Company from HealthWise primarily for partnership distributions and income taxes. This amount was repaid to the Company during 1994. In connection with the spin-off, the Company has entered into the following agreements with HealthWise:
1) a tax matters agreement that specifies the responsibility of the Company and HealthWise for the tax liabilities before and after the spin-off and 2) a shared service and employee benefit agreement whereby HealthWise may acquire certain administrative and employee services and employee benefit services from the Company subsequent to the spin-off.

         Operating results of discontinued operations are summarized as follows (1993 information is for the eleven months ended November 30, 1993):

                                           1993             1992
---------------------------------------------------------------------
Net revenues                          $ 110,275,961      $ 64,842,932
---------------------------------------------------------------------
Income before
 income taxes                         $   7,295,639      $  5,295,101
Income taxes                             (2,843,917)       (2,012,138)
---------------------------------------------------------------------
Net income                            $   4,451,722      $  3,282,963
=====================================================================

SURGICAL CARE AFFILIATES, INC. AND SUBSIDIARIES
        CONSOLIDATED BALANCE SHEETS


                                            SEPTEMBER 30,       DECEMBER 31,
                                                1995                1994
                                            ------------        -----------
   ASSETS

Current assets:
  Cash                                        $39,046,955        $31,222,963
  Marketable securities                           294,639            294,639
  Accounts receivable, less allowance
      for doubtful accounts of
      $4,543,380 in 1995 and $4,160,260
      in 1994                                  30,763,766         34,801,079
  Other receivables                               586,482            701,965
  Supplies                                      5,159,252          4,562,518
  Prepaid expenses and other current assets     1,277,301            742,911
  Deferred income taxes                         9,260,259          9,260,259
                                              -----------        -----------
        Total current assets                   86,388,654         81,586,334
                                              -----------        -----------

Property & equipment, including leased properties:
  Land & improvements                          33,524,724         31,972,686
  Building                                     71,424,899         66,289,162
  Equipment, furniture and fixtures           116,851,338        106,690,800
  Construction in progress                      4,884,351          1,998,495
                                              -----------        -----------
                                              226,685,312        206,951,143
  Less: accumulated depreciation
    and amortization                          (68,184,276)       (57,969,075)
                                              -----------        -----------
        Net property & equipment              158,501,036        148,982,068

Other assets:
  Excess of cost over fair value of
    net assets acquired                       124,270,083        109,149,364
  Other assets                                  2,262,218            625,828
                                              -----------        -----------
                                             $371,421,991       $340,343,594
                                              ===========        ===========


The notes to consolidated financial statements are an integral part of these statements.

SURGICAL CARE AFFILIATES, INC. AND SUBSIDIARIES
        CONSOLIDATED BALANCE SHEETS



                                            SEPTEMBER 30,       DECEMBER 31,
                                                1995                1994
                                            ------------        -----------

 LIABILITIES & SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable - trade                    $4,441,146         $5,889,642
  Accrued liabilities                         10,529,175         15,658,612
  Accrued loss on disposal of
    surgery centers                              741,203          5,629,000
  Current portion of long-term obligations
    and notes payable                            728,944         10,119,162
  Income taxes payable                        20,381,893         14,737,873
  Distributable to minority interests          7,000,000          4,500,000
                                             -----------        -----------

        Total current liabilities             43,822,361         56,534,289


Long-term obligations:
  Notes payable & other long-term debt        61,062,400         42,269,224
  Capital lease obligations - related parties  4,056,891          7,447,761
                                             -----------        -----------

        Total long-term obligations           65,119,291         49,716,985
                                             -----------        -----------

Deferred income taxes                          3,845,939          3,845,939
                                             -----------        -----------

Minority interests                            29,404,481         33,623,872
                                             -----------        -----------

Shareholders' equity:
  Common stock, par value $.25, 100,000,000
    shares authorized, 39,466,292 and 39,110,622
    shares issued, and 38,993,892 and 38,638,222
    shares outstanding in 1995 and 1994,
    respectively                               9,866,573          9,777,656
  Treasury stock at cost,472,400 shares
    in 1995 and 1994, respectively            (6,051,243)        (6,114,778)
  Additional paid in capital                  96,126,266         91,159,880
  Retained earnings                          129,288,323        101,799,751
                                             -----------        -----------

        Total shareholders' equity           229,229,919        196,622,509
                                             -----------        -----------
                                            $371,421,991       $340,343,594
                                             ===========        ===========


The notes to consolidated financial statements are an integral part of these statements.

SURGICAL CARE AFFILIATES, INC. AND SUBSIDIARIES
        CONSOLIDATED STATEMENTS OF INCOME



                                                  THREE MONTHS   THREE MONTHS  NINE MONTHS    NINE MONTHS
                                                      ENDED          ENDED        ENDED          ENDED
                                                  SEPTEMBER 30,  SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                                                      1995           1994         1995           1994
                                                  ------------   ------------  ------------  ------------

Net revenue                                        $65,469,990    $59,302,163  $196,258,237  $169,973,089

Operating costs:
   Costs of providing healthcare services          (34,754,319)   (29,986,803) (102,383,545)  (88,794,012)
   Depreciation and amortization                    (3,972,284)    (4,446,112)  (12,639,940)  (12,506,181)
   Provision for doubtful accounts                    (704,207)      (794,635)   (2,381,398)   (2,079,421)
                                                  ------------   ------------  ------------  ------------

   Operating income                                 26,039,180     24,074,613    78,853,354    66,593,475

General, administrative and development expenses    (1,168,457)    (1,376,797)   (4,235,644)   (4,060,867)
Interest and other expenses                         (1,108,596)    (1,514,514)   (3,413,039)   (6,025,157)
Interest and other income                              950,932      1,168,559     2,411,483     2,698,957
Gain on sale of MCA stock                                    0      1,720,058             0     6,881,869
                                                  ------------   ------------  ------------  ------------

Income before minority interests and income taxes   24,713,059     24,071,919    73,616,154    66,088,277

Minority interests in (earnings) of partnerships    (6,562,206)    (5,491,805)  (19,216,667)  (15,144,364)
                                                  ------------   ------------  ------------  ------------

Income before income taxes and cumulative effect
  of change in accounting principle                 18,150,853     18,580,114    54,399,487    50,943,913

Income tax provision                                (6,897,324)    (7,432,046)  (21,396,778)  (22,083,565)
                                                  ------------   ------------  ------------  ------------

Income before cumulative effect of change in
  accounting principle                              11,253,529     11,148,068    33,002,709    28,860,348

Cumulative effect of change in accounting principle          0              0             0    (2,105,155)
                                                  ------------   ------------  ------------  ------------

Net income                                         $11,253,529    $11,148,068   $33,002,709   $26,755,193
                                                  ============   ============  ============  ============

Net Income Per Common & Common Equivalent Share

  Before cumulative effect of change in
    accounting principle                                 $0.29          $0.29         $0.84         $0.74
  Cumulative effect of change in accounting principle     0.00           0.00          0.00         (0.05)
                                                  ------------   ------------  ------------  ------------
                                                         $0.29          $0.29         $0.84         $0.69
                                                  ============   ============  ============  ============
Weighted average number of common and common
  equivalent shares outstanding                     39,251,597     38,758,751    39,189,129    38,858,864
                                                  ============   ============  ============  ============


The notes to consolidated financial statements are an integral part of these statements.

SURGICAL CARE AFFILIATES, INC. AND SUBSIDIARIES
        CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                             NINE MONTHS ENDED
                                                        SEPTEMBER 30,  SEPTEMBER 30,
                                                            1995           1994
                                                        ------------   ------------

Cash Flows From Operating Activities:
 Net Income                                              $33,002,709    $26,755,193
 Adjustments to Reconcile Net Income to Net
   Cash Provided by Operating Activities:
   Cumulative Effect of Change in Accounting Principle             0      2,105,155
   Depreciation and Amortization                          12,639,940     12,506,181
   Provisions for Losses on Accounts Receivable            2,381,398      2,079,421
   Minority Interests in Earnings of Partnerships         19,216,667     15,144,364
   Deferred Income Taxes                                           0        858,127

 Changes in Assets and Liabilities
  Net of Effect of Acquisitions:
   Decrease (Increase) in Accounts Receivable              3,817,873       (168,868)
   Decrease in Other Receivables                             276,537      3,927,226
   Increase in Supplies                                      (13,974)      (143.331)
   Decrease (Increase) in Prepaid Expenses and Other
     Current Assets                                           78,058       (524,308)
   Increase in Other Assets                               (1,636,390)      (259,219)
   Increase in Excess of Cost over Fair Value of
     Net Assets Acquired                                  (2,128,031)    (4,446,279)
   (Decrease) Increase in Accounts Payable - Trade        (1,561.001)       515,943
   Decrease in Accrued Liabilities                        (7,830,821)      (668,556)
   Decrease in Accrued Loss on Disposal of Surgery Centers(4,887,797)             0
   Increase in Income Taxes Payable                        5,644,020      5,702,657
                                                        ------------   ------------

Net Cash Provided by Operating Activities                 58,999,188     63,383,706

Cash Flows From Investing Activities:
   Decrease in Temporary Investments                               0         31,108
   Decrease in Marketable Securities                               0     12,277,975
   Capital Expenditures                                  (13,181,880)   (24,628,654)
   Acquisitions less Cash Acquired of $450,000 in 1995,
     $550,213 in 1994                                    (16,981,251)   (16,568,406)
                                                        ------------   ------------

       Net Cash Used in Investing Activities             (30,163,131)   (28,887,977)
                                                        ------------   ------------
Cash Flows From Financing Activities:
   Net Borrowings Under Line-of-Credit Agreement          59,398,986     (4,302,662)
   Payments on Long-Term Obligations                     (54,606,753)    (5,402,249)
   Proceeds From Long-Term Obligations                             0      5,446,163
   Proceeds From Issuance of Common Stock                    961,775      1,327,141
   Dividends on (Acquisition of) Common Stock for the
     Treasury                                                 63,535     (6,134,753)
   Dividends Paid                                         (5,514,138)    (4,674,014)
   Distributions to Minority Interests                   (20,990,773)   (14,183,515)
   Increase (Decrease) in Distributable to Minority
     Interests                                             2,500,000       (261,219)
   Decrease in Minority Interests                         (2,824,697)    (3,044,298)
                                                        ------------   ------------

       Net Cash Used in Financing Activities             (21,012,065)   (31,299,406)
                                                        ------------   ------------
Net Increase in Cash & Cash Equivalents                    7,823,992      3,266,323
Cash & Cash Equivalents at Beginning of Period            31,222,963     23,877,186
                                                        ------------   ------------
Cash & Cash Equivalents at End of Period                 $39,046,955    $27,143,509
                                                        ------------   ------------

For purposes of the statements of cash flows, the Company considers all certificates of deposits and highly liquid marketable securities with a maturity of three months or less to be cash equivalents.

Cash & Cash Equivalents at End of Period                 $39,046,955    $27,143,509
Temporary Investments                                              0      5,254,675
                                                        ------------   ------------
Cash and Temporary Investments                           $39,046,955    $32,398,184
                                                        ============   ============


The notes to consolidated financial statements are an integral part of these statements.

                      SURGICAL CARE AFFILIATES, INC.
           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Basis of Financial Statements

         The accompanying unaudited consolidated financial statements have been prepared in accordance with Rule 10-01 of Regulation S-X, "Interim Financial Statements," and do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The financial statements have been prepared in conformity with accounting principles and practices (including consolidation practices) reflected in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments), necessary for a fair presentation of the Company's financial position as of September 30, 1995, and results of its operations and cash flows for the three months and nine months ended September 30, 1995 and 1994. The results of operations for the nine months ended September 30, 1995 are not necessarily indicative of the results that can be expected for the year ending December 31, 1995. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

Note 2 - Reclassifications

         Reclassifications of certain amounts in the 1994 consolidated financial statements have been made to conform to the 1995 presentation of accounts.


Note 3 - Subsequent Event

         On October 9, 1995, the Company entered into a definitive agreement to be acquired by HEALTHSOUTH Corporation in a stock-for- stock exchange. Under the terms of the merger agreement, each share of the Company's stock will be exchanged for 1.22 shares of HEALTHSOUTH. If HEALTHSOUTH's stock price during a 20 trading day period ending 2 days prior to closing rises above $28 or declines to below $22, the exchange ratio is subject to change. The transaction will be accounted for as a pooling of interests and is expected to be tax-free to the Company's shareholders. The merger is subject to approval by both Company's shareholders and certain regulatory authorities and is expected to close in early 1996.

                    PRO FORMA CONDENSED FINANCIAL INFORMATION

         The following pro forma condensed financial information and explanatory notes are presented to reflect the effect of the Merger of SCA with the Subsidiary on the historical financial statements of HEALTHSOUTH and SCA. The Merger is reflected in the pro forma condensed financial information as a pooling of interests. The HEALTHSOUTH historical amounts reflect the combination of HEALTHSOUTH, ReLife, Inc. ("ReLife") and Surgical Health Corporation ("SHC") for all periods presented, as HEALTHSOUTH acquired ReLife in December 1994 and SHC in June 1995 in transactions accounted for as poolings of interests.


         The pro forma condensed financial information also reflects the acquisition by HEALTHSOUTH of Sutter Surgery Centers, Inc. ("SSCI") for all periods presented. HEALTHSOUTH acquired SSCI in October 1995 in a transaction that will be accounted for as a pooling of interests. SSCI operates 12 surgery centers.


         In addition, the pro forma condensed financial information reflects the impact of HEALTHSOUTH's acquisition, effective April 1, 1995, from NovaCare, Inc. ("NovaCare") of 11 rehabilitation hospitals, 12 other facilities and two Certificates of Need (the "NovaCare Rehabilitation Hospitals Acquisition") on the results of operations for the year ended December 31, 1994 and the nine months ended September 30, 1995.

         The pro forma condensed balance sheet assumes that the Merger was consummated on September 30, 1995, and the pro forma condensed income statements assume that the Merger was consummated on January 1, 1992. The assumptions are described in the accompanying Notes to Pro Forma Condensed Financial Information.

         All HEALTHSOUTH shares outstanding and per share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a 100 percent stock dividend payable on April 17, 1995.


         The pro forma information should be read in conjunction with the historical financial statements of HEALTHSOUTH and SCA and the related notes thereto appearing elsewhere in this Prospectus-Joint Proxy Statement. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated at the date indicated, nor is it necessarily indicative of the results of operations of future periods or future combined financial position.

                    HEALTHSOUTH Corporation and Subsidiaries
             Pro Forma Condensed Combined Balance Sheet (Unaudited)
                               September 30, 1995


                                                                               Pro Forma                 Pro Forma      Pro Forma
                                                   HEALTHSOUTH     SSCI       Adjustments       SCA     Adjustments      Combined
                                                                                     (In thousands)
ASSETS
Current assets: ................................
  Cash and cash equivalents..................... $     86,952    $ 5,024       $      0     $ 39,047      $     0     $  131,023
  Other marketable securities ..................        6,217          0              0          295            0          6,512
  Accounts receivable...........................      298,178      4,047              0       30,764            0        332,989
  Other receivables ............................            0          0              0          587         (587)(3)          0
  Supplies .....................................            0          0              0        5,159       (5,159)(3)          0
  Inventories, prepaid expenses and other
   current assets...............................      102,906      2,714              0        1,277       15,006 (3)    121,903
  Deferred income taxes.........................            0          0              0        9,260       (9,260)(3)         0
Total current assets............................      494,253     11,785              0       86,389            0        592,427
Other assets....................................       58,127          0              0        2,262            0         60,389
Deferred income taxes ..........................        7,559          0           (509)(3)        0       (3,846)(4)      3,204
Property, plant and equipment, net..............    1,049,375     14,630              0      158,501             0     1,222,506
Intangible assets, net..........................      541,366     15,230              0      124,270             0       680,866
Total assets....................................  $ 2,150,680   $ 41,645       $   (509     $371,422       $ (3,846)  $2,559,392

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................  $    83,246   $  1,391       $  3,000(1)  $  4,441        $15,000(1) $ 107,078
  Salaries and wages payable....................       44,668        947              0            0            963(3)    46,578
  Accrued interest payable and other
   liabilities..................................        49,462       361         (1,170)(1)   10,530        (5,850)(1)    73,493
                                                                                                             20,160(3)
  Accrued loss on disposal of surgery centers .             0          0              0          741          (741)(3)         0
  Current portion of long-term debt............        17,720      2,799              0          729         21,248
  Income taxes payable.........................             0          0              0       20,382       (20,382)(3)         0
  Distributable to minority interests  ........             0          0              0        7,000        (7,000)(3)         0

Total current liabilities......................       195,096      5,498          1,830       43,823          2,150      248,397

Long-term debt.................................     1,386,450     14,955              0       65,119              0    1,466,524

Deferred income taxes..........................             0        509           (509)(3)     3,846        (3,846)(4)         0
Other long-term liabilities....................         5,470          0              0            0              0        5,470
Deferred revenue...............................         7,137          0              0            0              0        7,137
Minority interests.............................         8,980      5,375              0       29,404          7,000(3)    50,759

Stockholders' equity:
  Preferred Stock, $.10 par value..............             0          0              0            0              0            0
  Common Stock, $.01 par value ................           954        196          (178)(2)     9,867        (9,385)(2)     1,454
  Additional paid-in capital...................       719,296     18,905            178(2)    96,126          9,385(2)   843,890
  Retained earnings............................       178,929      1,481        (1,830)(1)   129,288        (9,150)(1)   298,718
  Common stock subscription receivable ........      (335,423)         0              0            0              0     (335,423)
  Treasury stock...............................          (323)         0              0       (6,051)             0       (6,374)
  Receivable from Employee Stock Ownership
   Plan........................................       (15,886)         0              0            0              0      (15,886)
 Notes receivable from stockholders............             0     (5,274)             0            0              0       (5,274)

Total stockholders' equity.....................       547,547     15,308         (1,830)     229,230         (9,150)     781,105

Total liabilities and stockholders' equity ....  $  2,150,680    $41,645      $    (509)    $371,422       $ (3,846)  $2,559,392

                             See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
          Pro Forma Condensed Combined Income Statement (Unaudited)
                         Year Ended December 31, 1994



                                                Acquisition
                                                 Pro Forma    Pro Forma             Pro Forma              Pro Forma     Pro Forma
                      HEALTHSOUTH   NovaCare    Adjustments    Combined     SSCI    Adjustments    SCA     Adjustments   Combined
                                                       (In thousands, except per share amounts)


Revenues........... $  1,236,190   $ 142,548    $   8,058 (5)$1,386,796   $38,175    $    0     $236,720  $  2,552 (3)  $1,664,243
Operating expenses:
  Operating units..      906,712     128,233      (12,406)(2) 1,022,539    24,133         0      123,379     5,658 (3)   1,175,709
  Corporate general and
    administrative...     45,895           0           0         45,895     2,711         0        5,464         0          54,070
Provision for doubtful
 accounts............     23,739       1,269           0         25,008     3,907         0        3,061         0          31,976
Depreciation and
  amortization ......     86,678       7,041       (1,918)(1)    99,327     2,627         0       17,392         0         119,346
                                                                  7,526(3)
Interest expense.....     65,286      11,096        10,100(4)    86,482     1,588         0        7,294    (2,150)(3)      93,214
Interest income......     (4,308)          0            0        (4,308)     (258)        0       (4,184)     2,552(3)      (6,198)
Merger expenses......      6,520           0            0         6,520         0         0            0          0          6,520
Gain on sale of MCA
  Stock .....                  0           0            0             0         0         0       (7,727)         0         (7,727)
Loss on impairment of
  assets ..               10,500           0            0        10,500         0         0            0          0         10,500
Loss on abandonment of
computer project......     4,500           0            0         4,500         0         0            0          0          4,500
Loss on disposal of
Surgery Centers.......         0           0            0             0         0         0       13,197          0         13,197
                       1,145,522     147,639        3,302     1,296,463    34,708         0      157,876      6,060      1,495,107
Income before income
 taxes and minority
 interests....            90,668      (5,091)       4,756        90,333     3,467         0       78,844     (3,508)       169,136
Provision for income
 taxes ..............     34,305      (1,084)         780(6)     34,001       473         0       25,039     (1,403)(3)     58,110
                          56,363      (4,007)       3,976        56,332     2,994         0       53,805     (2,105)       111,026
Minority interests...      6,402         445            0         6,847     2,462         0       22,420          0         31,729
Net income before
 cumulative effect of
 change in accounting
 principle..........      49,961      (4,452)       3,976        49,485       532         0       31,385      (2,105)       79,297
Cumulative effect of
 change in accounting
 principle, net of income
 tax benefit of
 $1,403..............         0           0            0             0         0         0       2,105       (2,105)(3)        0
Net income........... $   49,961   $  (4,452)    $  3,976     $  49,485    $  532    $    0    $ 29,280    $       0    $  79,297
Weighted average common
 and common equivalent
 shares outstanding.....  84,687         N/A          N/A        84,687    19,612   (17,837)(2)  38,892        8,556 (2)  133,910
Net income per common
 and common equivalent
  share.............. $     0.59         N/A          N/A     $    0.58    $ 0.03       N/A    $   0.75          N/A     $   0.59
Net income per common
share -- assuming full
  dilution..........  $     0.59         N/A          N/A     $    0.58       N/A       N/A         N/A          N/A     $   0.59


                             See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
          Pro Forma Condensed Combined Income Statement (Unaudited)
                         Year Ended December 31, 1993


                                                                                    Pro Forma              Pro Forma      Pro Forma
                                                           HEALTHSOUTH     SSCI     Adjustments    SCA    Adjustments     Combined
                                                                        (In thousands, except per share amounts)

Revenues...............................................     $656,329     $22,096    $     0      $197,976     $1,294(3)   $877,695
Operating expenses:
Operating units........................................      471,778      14,768          0       103,825          0       590,371
Corporate general and administrative...................       24,329       2,264          0         3,880          0        30,473
Provision for doubtful accounts........................       16,181       1,766          0         1,068          0        19,015
Depreciation and amortization..........................       46,224       1,603          0        12,626          0        60,453
Interest expense.......................................        18,495         612          0         3,600          0        22,707
Interest income........................................       (3,924)       (428)         0        (2,513)     1,294(3)     (5,571)
Merger expense.........................................          333           0          0             0          0           333
NME Selected Hospitals Acquisition related expense ....       49,742           0          0             0          0        49,742
Gain on sale of partnership interest...................       (1,400)          0          0             0          0        (1,400)
                                                             621,758      20,585          0       122,486      1,294       766,123
Income before income taxes and minority interests .....       34,571       1,511          0        75,490          0       111,572
Provision for income taxes.............................       11,930         132          0        20,650          0        32,712
                                                              22,641       1,379          0        54,840          0        78,860
Minority interests.....................................        5,444       1,240          0        22,624          0        29,308
Income from continuing operations......................       17,197         139          0        32,216          0        49,552
Income from discontinued operations....................            0           0          0         4,452          0         4,452
Net income.............................................     $ 17,197     $   139    $     0       $36,668      $   0      $ 54,004
Weighted average common and common equivalent shares
outstanding............................................       77,709      19,608    (17,833)(2)    38,117      8,386(2)    125,987
Net income per common and common equivalent share .....     $   0.22     $  0.01        N/A       $  0.96        N/A      $   0.43

                             See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
          Pro Forma Condensed Combined Income Statement (Unaudited)
                         Year Ended December 31, 1992


                                                                                 Pro Forma                Pro Forma      Pro Forma
                                                         HEALTHSOUTH   SSCI      Adjustments     SCA     Adjustments    Combined
                                                                    (In thousands, except per share amounts)
Revenues............................................      $501,046  $ 2,611       $    0      $161,873    $  306(3)    $ 665,836
Operating expenses:
  Operating units...................................       372,169    1,815            0        83,871          0        457,855
  Corporate general and administrative..............        16,878      476            0         3,804          0         21,158
Provision for doubtful accounts.....................        13,254      177            0         1,442          0         14,873
Depreciation and amortization.......................        29,834      185            0         9,695          0         39,714
Interest expense....................................        12,623       44            0         3,410          0         16,077
Interest income.....................................        (5,415)     (19)           0        (3,049)      306(3)       (8,177)
Terminated merger expense...........................         3,665        0            0             0          0          3,665
                                                           443,008    2,678            0        99,173        306        545,165
Income (loss) before income taxes and minority
  interests.........................................        58,038      (67)           0        62,700          0        120,671
Provision for income taxes..........................        18,864      (22)           0        15,663          0         34,505
                                                            39,174      (45)           0        47,037          0         86,166
Minority interests..................................         4,245      185            0        21,481          0         25,911
Income from continuing operations...................        34,929     (230)           0        25,556          0         60,255
Income from discontinued operations.................             0        0            0         3,283          0          3,283
Net income..........................................      $ 34,929  $  (230)      $    0      $ 28,839   $      0      $  63,538
Weighted average common and common equivalent
  shares outstanding................................        74,214   19,608      (17,833)(2)    37,191      8,182(2)     121,362
Net income (loss) per common and common equivalent
  share...............................................    $  0.47   $ (0.01)         N/A      $   0.78         N/A     $    0.52

                             See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
          Pro Forma Condensed Combined Income Statement (Unaudited)
                     Nine Months Ended September 30, 1995



                                                      Acquisition                          Pro
                                                       Pro Forma    Pro Forma             Forma             Pro Forma   Pro Forma
                               HEALTHSOUTH  NovaCare  Adjustments   Combined    SSCI    Adjustments  SCA    Adjustments  Combined
                                                               In thousands, except per share amounts)

Revenues.....................  $1,109,689   $37,942    $1,860(5)  $1,149,491  $29,868     $  0    $196,258   $1,155(3) $1,376,772
Operating expenses:
  Operating units............     788,593    33,065     (910)(2)     820,748   17,661        0     102,383        0       940,792
  Corporate general
   and administrative........      28,463         0         0         28,463    1,820        0       4,236        0        34,519
Provision for doubtful accounts .  20,520       322         0         20,842    3,125        0       2,381        0        26,348
Depreciation and amortization ...  86,767     1,996     (999)(1)      89,646    2,026        0      12,640        0       104,312
                                                        1,882(3)
Interest expense.................  68,697     2,595     2,684(4)      73,976    1,258        0       3,413        0        78,647
Interest income..................  (4,529)        0         0          4,529)    (274)       0      (2,412)   1,155(3)     (6,060)
Merger cost......................  29,194         0         0         29,194        0        0           0        0        29,194
Loss on impairment of assets ....  11,192         0         0         11,192        0        0           0        0        11,192
                                1,028,897    37,978     2,657        1,069,532 25,616        0     122,641    1,155     1,218,944
Income before income taxes and
  minority interests.............  80,792       (36)     (797)        79,959    4,252        0      73,617        0       157,828
Provision for income taxes ......  27,525      (101)     (259)(6)     27,165      848        0      21,397        0        49,410
                                   53,267        65      (538)         2,794    3,404        0      52,220        0       108,418
Minority interests...............   8,357        89         0          8,446    2,364        0      19,217        0        30,027
Net income....................... $44,910     $ (24)    $(538)    $   44,348   $1,040     $  0    $ 33,003   $    0    $   78,391
Weighted average common and
  common equivalent shares
  outstanding....................  87,773        NA        NA         87,773  19,615   (17,840)(2)  39,189    8,622(2)    137,359
Net income per common and common
  equivalent share...............$   0.51        NA        NA     $     0.51 $  0.05       N/A    $   0.84      N/A    $     0.57
Net income per common share --
  assuming full dilution.........$   0.51        N/A       N/A    $     0.51      NA       NA          NA       N/A    $     0.57

                             See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
          Pro Forma Condensed Combined Income Statement (Unaudited)
                     Nine Months Ended September 30, 1994


                                                                                   Pro Forma                 Pro Forma    Pro Forma
                                                           HEALTHSOUTH     SSCI    Adjustments      SCA     Adjustments    Combined
                                                                        (In thousands, except per share amounts)

Revenues................................................    $902,268     $28,357     $   0        $169,973   $ 1,468(3) $1,102,066
Operating expenses:
Operating units.........................................     670,607      17,637         0          88,794     5,658(3)    782,696
Corporate general and administrative....................      29,831       2,132         0           4,061         0        36,024
Provision for doubtful accounts.........................      16,691       2,950         0           2,079         0        21,720
Depreciation and amortization...........................      59,142       1,911         0          12,506         0        73,559
Interest expense........................................      45,632       1,146         0           6,025    (2,150)(3)    50,653
Interest income.........................................      (3,256)       (359)        0          (2,699)    1,468 (3)    (4,846)
Merger costs............................................       3,571           0         0               0         0         3,571
Gain on sale of MCA stock...............................           0           0         0          (6,882)        0        (6,882)
                                                             822,218      25,417         0         103,884     4,976       956,495
Income before income taxes and minority interests ......      80,050       2,940         0          66,089    (3,508)      145,571
Provision for income taxes..............................      30,418         540         0          22,084    (1,403)(3)    51,639
                                                              49,632       2,400         0          44,005    (2,105)       93,932
Minority interests......................................       4,276       1,887         0          15,144         0        21,307
Net income before cumulative effect of change in
accounting principle....................................      45,356         513         0          28,861    (2,105)       72,625
Cumulative effect of change in accounting principle,
net of income tax benefit of $1,403.....................           0           0         0           2,105    (2,105)(3)         0
Net income..............................................     $45,356     $   513     $   0        $ 26,756   $     0      $ 72,625
Weighted average common and common equivalent shares
outstanding.............................................      84,509      19,610   (17,835)(2)      38,859     8,549 (2)   133,692
Net income per common and common equivalent share ......    $   0.54     $  0.03     $ N/A        $   0.69   $   N/A  $       0.54


                             See accompanying notes.

                    HEALTHSOUTH Corporation and Subsidiaries

               Notes to Pro Forma Condensed Financial Information

A. The NovaCare Rehabilitation Hospitals Acquisition

         Effective April 1, 1995 HEALTHSOUTH completed the acquisition of the rehabilitation hospitals division of NovaCare, Inc. ("NovaCare"), consisting of 11 rehabilitation hospitals, 12 other facilities, and certificates of need to build two additional facilities (the "NovaCare Rehabilitation Hospitals Acquisition"). The purchase price was approximately $234,807,000. The transaction was accounted for as a purchase and, accordingly, the results of the acquired NovaCare facilities are included in HEALTHSOUTH'S historical financial statements from the effective date of the acquisition. HEALTHSOUTH financed the cost of the NovaCare Rehabilitation Hospitals Acquisition through additional borrowings under its existing credit facilities, as amended.

         The accompanying pro forma income statements for the year ended December 31, 1994 and the nine months ended September 30, 1995 assume that the transaction was consummated at the beginning of the periods presented.

         Certain assets and liabilities of Rehab Systems Company (a wholly owned subsidiary of NovaCare, Inc.) were excluded from the NovaCare Rehabilitation Hospitals Acquisition. The excluded assets and liabilities are as follows (in thousands):



     Cash and cash equivalents...........................     4,973
     Accounts receivable.................................       259
     Other current assets................................        42
     Equipment, net......................................     4,719
     Intangible assets, net..............................    56,321
     Other assets (primarily investments in
      subsidiaries)......................................    40,637
     Accounts payable....................................      (454)
     Other current liabilities...........................      (275)
     Current portion of long term debt...................      (146)
     Long term debt......................................   (38,620)
     Payable to affiliates...............................   (92,377)
          Net excluded (liability).......................  $(24,921)


         The following pro forma adjustments are necessary for the NovaCare Rehabilitation Hospitals Acquisition:

         1. To exclude historical depreciation and amortization expense related to the excluded assets described above. The total expense excluded amounts to $1,918,000 for the year ended December 31, 1994 and $999,000 for the nine months ended September 30, 1995.

         2. To eliminate intercompany management fees and royalty fees totaling $12,406,000 for the year ended December 31, 1994 and $910,000 for the nine months ended September 30, 1995 of the acquired NovaCare facilities.

         3. To adjust depreciation and amortization expense to reflect the allocation of the excess purchase price over the net tangible asset value as follows (in thousands):

                    Purchase Price
                     Allocation      Useful          Annual         Quarterly
                     Adjustment       Life        Amortization    Amortization
  Leasehold
    value........     128,333       20 years           6,417          1,605
  Goodwill.......      44,365       40 years           1,109            277
                                                      $7,526         $1,882


         No additional adjustments to NovaCare's historical depreciation and amortization are necessary. The remaining net assets acquired approximate their fair value.

                    HEALTHSOUTH Corporation and Subsidiaries

         Because NovaCare's results of operations before intercompany items (described in Note 2 above) are profitable, both on a historical and pro forma basis, the 40-year amortization period for goodwill is appropriate and consistent with HEALTHSOUTH policy. Leasehold value is being amortized over the weighted average remaining terms of the leases, which is 20 years.


         4. To increase interest expense by $19,559,000 for the year ended December 31, 1994 and $4,889,000 for the nine months ended September 30, 1995 to reflect pro forma borrowings of $234,807,000, described above, at a 8.33% variable interest rate, which represents HEALTHSOUTH's weighted average cost of debt, as if they were outstanding for the entire period, and to decrease interest expense by $9,459,000 for the year ended December 31, 1994 and $2,205,000 for the nine months ended September 30, 1995, which represents interest on NovaCare debt not assumed by HEALTHSOUTH. A .125% variance in the assumed interest rate would change annual pro forma interest expense by approximately $294,000.


         5. To adjust estimated Medicare reimbursement for the changes in reimbursable expenses described in items 1, 2, 3 and 4 above. These changes are as follows (in thousands);

                                               Year Ended
                                              December 31,    Nine months ended
                                                  1994       September 30, 1995
  Depreciation and amortization (Note 1).....  $(1,918)          $  (999)
  Intercompany management fees (Note 2)......   (4,196)             (910)
  Depreciation and amortization (Note 3).....    7,526             1,882
  Interest expense (Note 4)..................   10,100             2,684
                                                11,512             2,657
  Assumed Medicare utilization...............       70%               70%
  Increased reimbursement....................   $8,058            $1,860



The Medicare utilization rate of 70% assumes a slight improvement in NovaCare's historical Medicare percentage of 78% as a result of bringing these facilities into the HEALTHSOUTH network.

         6. To adjust the NovaCare provision for income taxes to an effective rate of 39% (net of minority interests).

B. The SSCI Merger

         The SSCI Merger was completed in October, 1995 and will be accounted for as a pooling of interests. The pro forma condensed income statements assume that the SSCI Merger was consummated on January 1, 1992. The pro forma condensed balance sheet assumes that the SSCI Merger was consummated on September 30, 1995.

         The pro forma condensed financial information contains no adjustments to conform the accounting policies of the two companies because any such adjustments have been determined to be immaterial by the management of HEALTHSOUTH.

         The following pro forma adjustments are necessary for the SSCI Merger:

         1. The pro forma condensed income statements do not reflect non-recurring costs resulting directly from the SSCI Merger. The management of HEALTHSOUTH estimates that these costs will approximate $3,000,000 and will be charged to operations in the quarter the SSCI Merger is consummated. The amount includes costs to merge the two companies and professional fees. However, this estimated expense, net of taxes of $1,170,000, has been charged to retained earnings in the accompanying pro forma balance sheet.

         2. To adjust pro forma share amounts based on historical share amounts, converting each outstanding SSCI Share into .0905 shares of HEALTHSOUTH Common Stock.


         3. To net SSCI's net deferred tax liability against HEALTHSOUTH's net deferred tax asset.

                    HEALTHSOUTH Corporation and Subsidiaries

C. The SCA Merger

         The proposed SCA Merger is intended to be accounted for as a pooling of interests. The pro forma condensed income statements assume that the SCA Merger was consummated on January 1, 1992. The pro forma condensed balance sheet assumes that the SCA Merger was consummated on September 30, 1995.

         The pro forma condensed financial information contains no adjustments to conform the accounting policies of the two companies because any such adjustments have been determined to be immaterial by the management of HEALTHSOUTH.

         The following pro forma adjustments are necessary for the SCA Merger:

         1. The pro forma income statements do not reflect non-recurring costs resulting directly from the SCA Merger. The management of HEALTHSOUTH estimates that these costs will approximate $15,000,000 and will be charged to operations in the quarter the SCA Merger is consummated. The amount includes costs to merge the two companies and professional fees. However, this estimated expense, net of taxes of $5,850,000, has been charged to retained earnings in the accompanying pro forma balance sheet.


         2. To adjust pro forma share amounts based on historical share amounts, converting each outstanding SCA Share, par value $.25, into 1.22 shares of HEALTHSOUTH Common Stock, par value $.01. The conversion ratio is based upon an assumed Base Period Trading Price for HEALTHSOUTH's Common Stock ranging from $22 to $28 per share.

         3. To reclassify certain balance sheet and income statement amounts from the SCA historical financial statements in order to conform to the HEALTHSOUTH method of presentation.

         4. To net SCA's net deferred tax liability against HEALTHSOUTH's net deferred tax asset.